EXHIBIT 23.1

                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





     We hereby consent to the incorporation by reference in the Current Report on Form 8-K/A (Amendment No. 1 to the Form 8-K dated May 6, 2005) filed on June 24, 2005 of Taylor Madison Corp. (File No. 001-15034) of our report dated March 8, 2005, relating to the financial statements of Telzuit Technologies, LLC for the years ended December 31, 2003 and 2004.




Winter Park, Florida
June 24, 2005

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